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Exhibit 10.6

PACWEST BANCORP
DIRECTORS DEFERRED COMPENSATION PLAN
(AMENDED AND RESTATED AS OF DECEMBER 9, 2008)

        This PacWest Bancorp Directors Deferred Compensation Plan (this "Plan"), formerly known as the First Community Bancorp Directors Deferred Compensation Plan, is amended and restated effective as of December 9, 2008.

        1.    DEFERRAL OF ELIGIBLE AMOUNTS.

          a.    Deferral Amounts.    The directors ("Directors") of PacWest Bancorp (the "Company") and any of its subsidiaries that have been selected by the Board of Directors (the "Board") of the Company to participate in this Plan, including employee Directors, shall be eligible to participate in this Plan. From time to time, the eligible Directors may, by written notice given in accordance with this Plan, elect to have deferred as herein provided up to:

            (1)   100% of their Director's fees and bonuses (collectively, "Eligible Cash Amounts");

            (2)   100% of their Stock Awards (as defined in the PacWest Bancorp 2003 Stock Incentive Plan, as amended (the "Stock Incentive Plan") and SARs (as defined in the Stock Incentive Plan) (or awards similar to Stock Awards and SARs under any successor equity based award plan of the Company) (collectively, "Eligible Equity Amounts" and, together with Eligible Cash Amounts and the amounts described under Section 1(a)(3) below, "Eligible Amounts"); and

            (3)   such percentage of such other amounts (including, but not limited to, base salary) as the Committee (as defined herein) may determine in its sole discretion.

          Any such Eligible Amounts which are deferred in accordance with this Plan shall be referred to herein as "Deferred Amounts".

          b.    Deferral of Eligible Cash Amounts.    Any deferral elections with respect to Eligible Cash Amounts shall be exercised in writing by the Director in accordance with this Plan prior to the later to occur of the following:

            (1)   the first day of the calendar year in which any services are performed by the Director for which such Eligible Cash Amounts are payable; or

            (2)   in the case of the first year in which a Director becomes eligible to participate in this Plan, the Director may make an initial deferral election within thirty (30) days after the first day the Director becomes eligible to participate in this plan; provided, however, that any such election made after the first day of the calendar year in which the Director begins earning the Eligible Cash Amounts shall only apply to Eligible Cash Amounts earned after the first day of the calendar quarter following the date of election.

          c.    Deferral of Eligible Equity Amounts.    Any deferral election with respect to Eligible Equity Amounts shall be exercised in writing by the Director in accordance with this Plan prior to the following:

            (1)   the first day of the calendar year in which any services are performed by the Director for which such Eligible Equity Amounts are granted;

            (2)   on or before the thirtieth (30th) day after the date such Eligible Equity Amount is granted, provided the award is subject to a forfeiture condition requiring continued performance of services for a period of at least twelve (12) months from the time the election to defer is made; or

            (3)   an earlier date elected by the Director.

          d.    Duration of Deferral Election.    Each Director's initial election to defer any Eligible Cash Amount or Eligible Equity Amount under this Plan shall also state whether the Deferred Amounts subject to such deferral election (and each subsequent deferral election) shall be payable in a lump sum or annual installments for a period not to exceed ten years. An election to defer Eligible Cash Amounts, once made, shall continue to be effective for Eligible Cash Amounts earned during succeeding calendar years until revoked or amended by the Director prior to the first day of the calendar year to which such revocation or amendment applies, provided that any such amendment or revocation complies with the provisions of Section 409A of the Internal Revenue Code ("Section 409A").

          e.    Election Form.    Deferred Amounts shall be subject to the rules set forth in this Plan or as prescribed by the Committee pursuant to Section 2, any deferral election and allocation form (each, an "Election Form") required by the Committee to be entered into in connection herewith, and each Director shall have the right to receive cash or in kind payments on account of previously Deferred Amounts only in the amounts and under the circumstances set forth in this Plan and each applicable Election Form.

          f.    Exchange Act Compliance.    This Plan, in conjunction with each applicable Election Form, is intended to meet the requirements for the affirmative defense set forth in Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to any Deferred Amounts which are deemed to be invested in the Company's common stock, no par value per share ("Common Stock"), pursuant to this Plan.

        2.    COMMITTEE.    Full power and authority to construe, interpret and administer this Plan, shall be vested in a committee (the "Committee" or "Plan Administrator") comprised entirely of non-director executive officers of the Company and chaired by the Chief Financial Officer of the Company. The other members of the Committee shall be the Company's General Counsel, the Company's Director of Human Resources and the Chief Financial Officer(s) of the Company's subsidiary banks. Any member of the Committee may bind the Administrator. The Committee may delegate authority to any officer of the Company to carry out its functions from time to time. The Committee shall have full power and authority to make each determination provided for under this Plan, and in this connection, to promulgate such rules and regulations as the Committee considers necessary, appropriate or desirable for the implementation and management of this Plan. All determinations made by the Committee prior to a Change in Control (as defined below) shall be conclusive upon the Company, each current and former Director and their respective estates, beneficiaries, heirs, assigns, trusts and legal representatives.

        3.    DEFERRED COMPENSATION ACCOUNTS.    Except as provided in Section 4, any Eligible Amounts deferred by a Director shall not be funded or set aside for future payment by the Company. Instead, the Company shall establish on its books a separate bookkeeping account (each, an "Account") for each Director who participates in this Plan. Each such Account shall be maintained as follows:

          a.    Crediting of Account.    Each Account shall be credited with the Eligible Amounts elected to be deferred by the Director for whom such Account is established, in the case of Deferred Amounts that Eligible Cash Amounts, as of the date on which such Eligible Cash Amounts would otherwise have been paid to the Director and, in the case of Deferred Amounts that are Eligible Equity Amounts, as of the date determined in accordance with Section 1(c) hereof. Dividends payable with respect to any Stock Award that has been credited to a Director's Account shall be automatically deemed to be credited to such Director's Account as of the date such dividend would otherwise have been payable to the Director and shall be deemed to be invested in the same form and in the same manner as such Director's Eligible Cash Amounts as in effect for the Plan year during which such dividends are paid; provided, however, that in the event such Director has not elected to defer any Eligible Cash Amounts for such Plan year, the dividends shall be deemed to be invested in Common Stock in accordance with the provisions of Section 3(b)(3) hereof.

          b.    Deemed Investment of Eligible Cash Amounts.    Each Director shall have the option to elect to have any Deferred Amounts relating to Eligible Cash Amounts deemed to be invested in either Common Stock or a money market mutual fund selected by the Committee in its sole discretion (an "Investment Election") and shall be credited with the performance of each such hypothetical investment as if the Deferred Amounts in such Account had actually been invested in accordance with such Investment Election. Each Investment Election shall be made in the following manner:

            (1)   With respect to a Director's initial deferral of an Eligible Cash Amount, such Director shall make an Investment Election by designating a fixed dollar amount (including zero) or a percentage (expressed in whole percentages) of any Deferred Amounts relating to Eligible Cash Amounts to be credited to such Director's Account during the succeeding calendar year and each successive calendar year thereafter (until such Investment Election is terminated or amended by the Director in accordance with the terms of subsection (2) below) that shall be deemed to be invested in Common Stock;

            (2)   With respect to each subsequent Investment Election, prior to December 15th of each calendar year, each Director participating in this Plan shall be eligible to designate (a) a fixed dollar amount (including zero) or a percentage (expressed in whole percentages) of any Deferred Amounts relating to Eligible Cash Amounts to be credited to such Director's Account during the succeeding calendar year and each successive calendar year thereafter (until such Investment Election is changed by the Director in accordance with the terms of this subsection (2)) that shall be deemed to be invested in Common Stock and (b) a fixed dollar amount (including zero) or a percentage (expressed in whole percentages) of any such Deferred Amounts already credited to such Director's Account in prior calendar years that shall be deemed to be invested in Common Stock;

            (3)   The Investment Elections described in subsections (1) and (2)(a) above shall be effective (i) on March 15th (or if such day is not a trading day on the first trading day thereafter and shall be based on the average trading price of the Common Stock on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market") for such day) of the calendar year following the year such election was made for Deferred Amounts first credited to such Director's Account between January 1st to March 10th of such calendar year, (ii) on the 15th of April (or if such day is not a trading day on the first trading day thereafter and shall be based on the average trading price of the Common Stock on the Nasdaq National Market for such day) for amounts first credited to such Director's Account between March 11th and April 10th, and (iii) on the 15th of each subsequent month (or if such day is not a trading day on the first trading day thereafter and shall be based on the average trading price of the Common Stock on the Nasdaq National Market for such day) during such calendar year, to the extent such Deferred Amounts were first credited to such Director's between the 11th day of the immediately preceding month and the 10th day of such subsequent month.

          c.     Until such time as Deferred Amounts that are first credited to a Director's Account prior to March 11th or the 11th day of a subsequent month can be deemed to be invested in Common Stock as described in subsection b. above, such Deferred Amounts shall be deemed to be invested in the money market mutual fund selected by the Committee. Any Deferred Amounts relating to Eligible Equity Amounts shall be deemed to be invested in Common Stock beginning on the date on which such Eligible Equity Amounts are credited to the Director's Account.

          d.    Unsecured Creditor.    Each Director, and each beneficiary (as described in Section 6 below) of a Director's Account, shall, at all times, be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director hereunder.

        4.    TRUST.

          a.    Rabbi Trust.    The Company may establish a "rabbi trust" (the "Trust") to aid in the accumulation of assets for payment of the Account balances. At any time prior to a Change in Control (as defined below), the Company may, in its discretion, contribute any amount (or no amount) to the Trust. The trustee of the Trust shall be a corporate trustee independent of the Company. Nothing herein shall be construed as requiring the Company to make any contributions to the Trust prior to a Change in Control. To the extent such contributions are actually made, the Trust's assets shall remain subject to the claims of the Company's general creditors in the event of its insolvency. Within thirty (30) days of the occurrence of a Change in Control, and within thirty (30) days of each anniversary of the Change in Control, the Company shall contribute to a separate Trust account maintained for each Director under the Trust, in cash or Common Stock, an amount equal to at least 100% of the then current value of each such Director's Account, less any amount already credited to such Director's Trust account as of the date of each such contribution. Amounts paid to Directors from the Trust shall discharge the obligations of the Company hereunder to the Directors to the extent of the payments so made.

          b.     For purposes of this Plan, "Change in Control" shall mean the occurrence of any of the following:

              (i)  Any "person" (for purposes of this definition, as such term is defined in Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (for purposes of this definition, as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

             (ii)  The individuals who, as of the date hereof, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Articles of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such a new director shall be considered an Existing Director; provided, further, however, that no individual shall be considered to be an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest ("Election Contest") or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

            (iii)  The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of Change in Control; provided, however, that no such Transaction shall constitute a Change in Control under this subparagraph (iii) if the persons who were the shareholders of the Company immediately before the consummation of such

    Transaction are the beneficial owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

        5.    PAYMENT OF ACCOUNT BALANCES AND HARDSHIP/OTHER DISTRIBUTIONS.

          a.     Payout of a Director's Account balance shall be payable upon the earliest to occur of the following:

              (i)  the Director's Severance,

             (ii)  a "change in control event" within the meaning of Treas. Reg. §1.409A-3(i)(5), and

            (iii)  January of the year following the year in which the Director attains age 70.

  For purposes of this Agreement, "Severance" shall mean a "separation from service" within the meaning of Treas. Reg. §1.409A-1(h). The Committee retains the discretion pursuant to Treas. Reg. §1.409A-1(h)(4) to determine whether a "separation from service" has occurred in connection with any asset purchase transaction. Subject to the Director's Election Form, such Account balance shall be paid in either a lump sum or in substantially equal annual installments over a period of years not to exceed ten years as previously elected by the Director. Each annual installment shall include deemed investment gains (or losses) on the remaining Account balance during the previous year until the Account shall have been paid in full. A Director may continue to make new investment elections with respect Deferred Amounts in such Director's Account as provided in Section 3 during the period that the Account is being distributed. The amount or amounts paid out of the Director's Account shall be (i) in kind, in the case of Deferred Amounts deemed invested in Common Stock or relating to Eligible Equity Amounts and (ii) in cash, in the case of Deferred Amounts deemed invested in a money market mutual fund account.

          b.    Early Distribution in Limited Circumstances.    If, for any reason, all or any portion of a Director's benefits would qualify for a potential early distribution pursuant to Treas. Reg. §1.409A-3(j)(4)(iii) (relating to conflicts of interest), (j)(4)(vi) (relating to the payment of employment taxes) or (j)(4)(vii) (relating to the payment upon income inclusion under Section 409A), a Director may petition the Committee for a distribution of that portion of his or her benefit, provided that whether to grant such petition shall be determined by the Committee in its sole discretion and that such petition may be granted only to the extent permitted under Section 409A. Any such distribution shall affect and reduce the benefits to be paid under this Plan.

          c.    Unforeseeable Emergency.    The Committee may, in its discretion, accelerate payments to a Director in an amount up to fifty percent (50%) of the Director's Account balance in the event of demonstrated "Unforeseeable Emergency" (within the meaning of Treas. Reg. § 1.409A-3(i)(3)(i)). Subject to the foregoing, any such payments made shall not exceed the amount needed to meet the Unforeseeable Emergency" and shall be made in cash. A Director seeking a withdrawal from his or her Account on account of an Unforeseeable Emergency must request a hearing with the Committee or its designee to discuss the facts needed for the Committee to render a decision. The Committee shall have the discretion, in the case of an Unforeseeable Emergency request, to cancel the applicable Director's Deferral elections with respect to future compensation (which cancellation may be in addition to or instead of an Unforeseeable Emergency) in accordance with Treas. Reg. §1.409A-3(j)(4)(viii).

        6.    BENEFICIARY.

          a.     In the event of a Director's death, payments shall be made to the person or persons (including a trustee or trustees) named in the last written instrument signed by the Director and received by the Committee prior to the Director's death, or if the Director fails to so name any person, the amounts shall be paid to the Director's estate or the appropriate distributee thereof in accordance with applicable law. The Committee's determination with respect to making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it shall be binding on a deceased Director's estate, beneficiaries, heirs, assigns, trusts and legal representatives.

          b.     Payments due to a legally incompetent person may be made in any of the following ways as the Committee shall determine in its sole discretion:

              (i)  directly to such incompetent person;

             (ii)  to the legal representative of such incompetent person; or

            (iii)  to a near relative of the incompetent person to be held in trust for such incompetent person.

          c.     Except as otherwise provided in subsections a. and b. above, all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of such person or such person's beneficiaries.

          d.     All payments to persons entitled to benefits hereunder shall be made out of the Company's general assets and shall be the sole obligations of the Company, except to the extent that such payments are made out of the Trust. A Director's hypothetical Account balance represents a mere promise to pay benefits in the future and it is the intention of the parties that all amounts deferred under this Plan shall be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

        7.    CLAIMS PROCEDURES.

          a.    Presentation of Claim.    Any Director or beneficiary of a deceased Director or duly authorized representative of either (such Director or beneficiary or duly authorized representative being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Account or (ii) distributable to such Claimant from the Claimant's Account. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

          b.    Notification of Decision.    The Committee shall consider a Claimant's claim within a reasonable time, but not later than ninety (90) days after receipt of the claim by the Committee, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing the claim is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90)-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing that the Claimant's requested benefit determination has been made and:

              (i)  that the claim has been allowed in full; or

             (ii)  that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant's requested benefit determination. The Committee's notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

              A.    the specific reason(s) for the adverse benefit determination;

              B.    reference to the specific provisions of this Plan upon which such adverse benefit determination was based;

              C.    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

              D.    a description of this Plan's claim review procedures set forth in Section 7c. and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

          c.    Review of a Denied Claim.    Within sixty (60) days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Compensation Committee (the "Compensation Committee") of the Board a written request for a review of such adverse determination. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant:

              (i)  may submit written comments, documents, records and other information relating to the claim for benefits;

             (ii)  shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim; and

            (iii)  may request a hearing, which the Board, in its discretion, may grant.

          The Compensation Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          d.    Decision on Review.    The Compensation Committee shall render its decision on review within a reasonable time, and not later than sixty (60) days after the receipt of the Claimant's review request, unless a hearing is held or other special circumstances require additional time, in which case the Compensation Committee's decision must be rendered within one hundred twenty (120) days after the receipt of the Claimant's review request. If the Compensation Committee determines that an extension of time for processing the review is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60)-day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Compensation Committee expects to render the benefit determination on review. The Compensation Committee's decision must be written in a manner calculated to be understood by the Claimant and it must contain:

              (i)  specific reasons for the decision;

             (ii)  reference to the specific Plan provisions upon which the decision was based;

            (iii)  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim;

            (iv)  a statement of the Claimant's right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

             (v)  such other matters as the Compensation Committee deems relevant.

          For purposes of this Section 7, a document, record or other information shall be considered "relevant" to a Claimant's claim if such document, record or other information:

              (i)  was relied upon in making the benefit determination;

             (ii)  was submitted, considered or generated in the course of making the benefit determination (without regard to whether such document, record or other information was relied upon in making the benefit determination); or

            (iii)  demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

        8.    MISCELLANEOUS.

          a.    Successors and Assigns.    Except as limited by Section 6c. above and except that a Director shall have a continuing power to designate a new beneficiary in the event of the Director's death at any time prior to such death without the consent or approval of any person theretofore named as Director's beneficiary by an instrument meeting the requirements of Section 6a. above, this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Directors and their respective estates, beneficiaries, heirs, assigns, trusts and legal representatives. The term "successors" as used herein shall include any corporation or other business entity which shall, whether by merger, consolidation, purchase of assets or otherwise, acquire all or substantially all of the business or assets of the Company, and successors of any such corporation or other business entity.

          b.    Notice.    Any notice given in connection with this document shall be in writing and shall be delivered in person or by certified or registered mail, return receipt requested. Any notice given by certified or registered mail shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.

          c.    Non-Interference.    Nothing in this document shall interfere with the rights of any employee Director to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of the Company.

          d.    No Right to Continued Employment.    Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of the Company, the Board or any committee thereof, the board of any subsidiary on which the Director serves or the shareholders of the Company or any such subsidiary to remove the Director from service as a director, to refuse to renominate or reelect such person as a director or to enforce the duly adopted retirement policies of the Company or such subsidiary.

          e.    Section 409A.    Notwithstanding anything to the contrary in this Agreement or elsewhere, if a Director is a "specified employee" as determined pursuant to Section 409A as of the date of the Director's Severance and if any payment or benefit provided for in this Plan or otherwise both (x) constitutes a "deferral of compensation" within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Director to "additional tax", interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Director's Severance shall be paid or provided to the Director in a cash lump-sum on the first business day of the seventh calendar month following the month in which the Executive's "separation from service" occurs.

        9.    TERMINATION OR AMENDMENT.    Prior to a Change in Control, the Board may, in its discretion, terminate or amend this Plan at any time, provided, however, that no such termination or amendment shall (without such Director's consent) alter any Director's right to payments of amounts previously credited to such Director's Account, accelerate or delay the time at which a Director is entitled to receive distributions with respect to such Director's Account balance, or otherwise cause the Director to become subject to additional tax, interest or penalties under Section 409A. After the occurrence of a Change in Control, no amendment to this Plan may be made that would adversely affect the rights of any Director without the consent of such Director, except for such changes that the Board reasonably determines, upon the advice of nationally recognized tax counsel, are necessary to fulfill the intent of this Plan to defer federal income taxation of Directors' Accounts until such Accounts are paid in accordance with the terms of this Plan. After the occurrence of a Change in Control and subject to the provisions of Section 409A governing plan terminations, the Board may at any time terminate this Plan in its entirety, in which event no new Deferred Amounts shall be allowed to be made, but the obligations of the Company under this Plan, under existing Deferred Amounts and under the Trust shall continue.

        10.    TERMS.    Use of the masculine, feminine and neuter pronouns in this Plan are intended to be interchangeable and use of the singular will include the plural, unless the context clearly indicates otherwise.

        11.    CAPTIONS.    The captions of the sections, subsections and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Plan.

        12.    GOVERNING LAW/STANDARD OF REVIEW.    This Plan shall be governed by the laws of the United States and, to the extent not preempted thereby, the laws of the State of California; provided, however, that after a Change in Control, any court or tribunal that adjudicates any dispute, controversy or claim arising between or among any Director and the Committee, Compensation Committee, Board, Company or any of their delegates, successors or assigns, relating to or concerning the provisions of this Plan, will apply a de novo standard of review to any determinations made after a Change in Control by such person. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to any such person or the characterization of any decision by such person as final, binding or conclusive on any party.

        13.    VALIDITY.    The illegality or invalidity of any provision of this Plan shall not affect its remaining parts, but this Plan shall be construed and enforced without such illegal or invalid provisions.

        IN WITNESS WHEREOF, the Company has caused this PacWest Bancorp Directors Deferred Compensation Plan to be amended and restated as of the December 8, 2008.

PACWEST BANCORP
By:	/s/ Jared M. Wolff
Name:	Jared M. Wolff
Title:	Member, Plan Committee

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  Exhibit 10.6
PACWEST BANCORP DIRECTORS DEFERRED COMPENSATION PLAN (AMENDED AND RESTATED AS OF DECEMBER 9, 2008)